EXHIBIT 11

                                                       For the Six Months Ended
                                                              January 31
                                                              ----------
                                                         2001           2000
                                                      ----------    -----------


Shares outstanding                                     6,504,351      4,552,242
                                                                    -----------

Weighted average shares outstanding                    6,145,403      4,451,372
Stock Options                                          1,412,675      1,452,500
Warrants                                               1,797,500      1,798,125
                                                                    -----------
   Total weighted average shares outstanding           9,355,578      7,701,997
                                                                    ===========

Net income (loss) before cumulative
   change in accounting principle                    $  (934,449)   $  (264,966)

Cumulative effect of change
   in accounting principle                                    --         79,896


Net income (loss)                                    $  (934,449)   $  (185,070)
                                                     ===========    ===========

Basic Net Earnings (Loss) per share
  Net income (loss) per common share before
     change in accounting principle                  $     (0.15)    $    (0.06)
  Cumulative effect of change
     in accounting principle                                   -           0.02
                                                     -----------     ----------
   Net income (loss) per common share                $     (0.15)    $    (0.04)
                                                     ===========     ==========

Diluted Net Earnings (Loss) per share
   Net income (loss) per common share before change  $     (0.15)    $     0.01
       in accounting principal
   Cumulative effect of change
       in accounting principle                                 -           0.01
                                                     -----------     ----------
   Net income (loss) per common share                $     (0.15)    $     0.02
                                                     ===========     ==========